As filed with the Securities and Exchange Commission on January 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1599088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One American Row

Hartford, Connecticut 06102-5056

(860) 403-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please address a copy of all communications to:

Tracy L. Rich, Esq. Executive Vice President, General Counsel and Secretary The Phoenix Companies, Inc. One American Row Hartford, Connecticut 06102-5056 (860) 403-5000	Alan H. Paley, Esq. Debevoise & Plimpton 919 Third Avenue New York, New York 10022 (212) 909-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a similar reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1), (2)	Amount of Registration Fee (3), (4)
Common Stock of The Phoenix Companies, Inc., par value $.01 per share
Debt Securities of The Phoenix Companies, Inc.
Preferred Stock of The Phoenix Companies, Inc., par value $.01 per share
Depositary Shares of The Phoenix Companies, Inc.(5)
Warrants of The Phoenix Companies, Inc.
Purchase Contracts of The Phoenix Companies, Inc.(6)
Purchase Units of The Phoenix Companies, Inc.(7)
Total	$750,000,000	$11,934.92

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	If any securities are (a) denominated or payable in a foreign currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $750,000,000 or (b) issued at an original issue discount, such principal amount as shall result in an aggregate initial offering price of $750,000,000.
(3)	The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed in accordance with Rule 457(o) under the Securities Act.
(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include US$446,312,500 of unsold securities previously registered on the registrant’s Registration Statement on Form S-3 (No. 333-101629), as amended, filed with the Securities and Exchange Commission on December 3, 2002, registering securities for a maximum aggregate offering price of US$750,000,000.00, which we refer to as the Prior Registration Statement. The registrant paid a registration fee of US$41,060.75 in connection with the registration of such unsold securities on the Prior Registration Statement. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum offering price of the additional US$303,687,500 of securities registered on this Registration Statement and the registrant is paying US$11,934.92 in filing fees for this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(5)	The Depositary Shares issued hereunder will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event The Phoenix Companies, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.
(6)	Representing rights to purchase Preferred Stock, Common Stock or other securities, property or assets.
(7)	Representing ownership of Purchase Contracts and Debt Securities, undivided beneficial ownership interests in Debt Securities, Depositary Shares representing fractional interest in Debt Securities or shares of Preferred Securities or debt obligations of third parties, including U.S. Treasury securities.

PROSPECTUS

Dated January 6, 2009

The Phoenix Companies, Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

PURCHASE CONTRACTS

PURCHASE UNITS

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PNX.” Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one ore more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission nor the New York Superintendent of Insurance has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 6, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf process, we are registering each class of securities described in this prospectus and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Phoenix Companies, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Phoenix Companies, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “we,” “us,” and “our” or similar terms are to The Phoenix Companies, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, any prospectus supplement and other documents incorporated by reference in them may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results, as well as other statements including, but not limited to, words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

•	the effects of recent adverse market and economic developments on all aspects of our business;

•	changes in general market and business conditions, interest rates and the debt and equity markets;

•	the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations;

•	the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically;

•	our dependence on non-affiliated distributors for our product sales;

•	downgrades in our debt or financial strength ratings;

•	our dependence on third parties to maintain critical business and administrative functions;

•

the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us;

•	our ability to attract and retain key personnel in a competitive environment;

•	the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management;

•	the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings;

•	the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies;

•

our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions;

•	the potential need to fund deficiencies in our closed block;

•	tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services;

•	other legislative or regulatory developments;

•	legal or regulatory actions;

•	changes in accounting standards;

•	the potential effects of the spin-off of our asset management business on our expense levels, liquidity and third-party relationships; and

•	other factors described in such forward-looking statements and the factors listed from time to time in any prospectus supplement or any document incorporated into this prospectus be reference.

We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

THE PHOENIX COMPANIES, INC.

General

We provide life insurance and annuity products through a wide variety of third-party financial professionals and intermediaries, supported by wholesalers and financial planning specialists employed by us. These products and services reflect a particular focus on the high-net-worth and affluent market. Our life and annuity business encompasses a broad range of product offerings. The principal focus of our life insurance business is on permanent life insurance (universal and variable universal life) insuring one or more lives, but we also offer a portfolio of term life insurance products. Our annuity products include deferred and immediate variable annuities with a variety of death benefit and guaranteed living benefit options.

On December 31, 2008, we completed the spin-off of our asset management business through a pro rata distribution of common stock of our subsidiary, Virtus Investment Partners, Inc., or Virtus, formerly known as Phoenix Investment Partners, Ltd., to our shareholders. See “—Spin-Off of Asset Management Business” below for additional information. Prior to the spin-off of Virtus, we operated two businesses and reported our results in two corresponding operating segments—Life and Annuity and Asset Management.

We were incorporated in Delaware in March 2000. On June 25, 2001, the effective date of its demutualization, Phoenix Home Life Mutual Insurance Company converted from a mutual life insurance company to a stock life insurance company, became our wholly-owned subsidiary and changed its name to Phoenix Life Insurance Company, or Phoenix Life. At the same time, Virtus became our indirect wholly-owned subsidiary. Also on June 25, 2001, we completed our initial public offering.

At September 30, 2008, our total assets were $28.2 billion and our total stockholders’ equity was $1.5 billion. More extensive information about us and our business is included in our Annual Report on Form 10-K for the year ended December 31, 2007. See “Incorporation by Reference.”

Our principal executive offices are located at One American Row, Hartford, Connecticut 06102-5056, and our telephone number is (860) 403-5000.

Relationship to Subsidiaries

As a holding company that is separate and distinct from our subsidiaries, we have no significant business operations of our own. We rely on dividends from our subsidiary Phoenix Life, which is domiciled in New York, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The New York Insurance Law limits the payment of dividends by New York-domiciled insurers. Under this law, the ability of Phoenix Life to pay stockholder dividends to us in any calendar year in excess of the lesser of:

•	10% of Phoenix Life’s surplus to policyholders as of the immediately preceding calendar year, and

•	Phoenix Life’s statutory net gain from operations for the immediately preceding calendar year, not including realized capital gains.

Any amount in excess of this is subject to the discretion of the New York Superintendent of Insurance.

The dividend limitation imposed by the New York Insurance Law is based on the statutory financial results of Phoenix Life. Statutory accounting practices differ in certain respects from accounting principles used in financial statements prepared in conformity with United States generally accepted accounting principles. The significant differences relate to deferred acquisition costs, deferred income taxes, required investment reserves, reserve calculation assumptions and surplus notes.

Our rights to participate in any distribution of assets of any of our subsidiaries (for example, upon their liquidation or reorganization), and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us included, as of September 30, 2008, policy liabilities and policyholder deposit funds of $15.4 billion, separate account and investment trust liabilities of $9.8 billion, and other liabilities, including claims of holders of debt obligations, of $1.4 billion.

Spin-Off of Asset Management Business

The asset management business and the life and annuity business have historically operated independently from each other in different locations, utilizing separate management teams and pursuing different business strategies. As part of our periodic reviews of the businesses, our board of directors and our management assessed the possibility of separating the asset management business and the life and annuity business, including through the spin-off of the asset management business. On February 7, 2008, we announced that our board of directors had decided to pursue the spin-off of our asset management subsidiary, Virtus, excluding the assets and business of Goodwin Capital Advisors, Inc., or Goodwin, in order to enhance stockholder value. On December 12, 2008, our board of directors formally approved the spin-off and declared a dividend payable to each holder of record at the close of business on December 22, 2008, of one share of Virtus common stock for every 20 shares of our common stock held by such holder. We distributed 100% of Virtus common stock to our stockholders (other than shares withheld to satisfy certain withholding obligations) on December 31, 2008. Following the spin-off, we and Virtus are independent of each other and have separate boards of directors and management.

In connection with the spin-off, we and Virtus entered into a separation agreement and several other ancillary agreements to complete the separation of the asset management business from us and to distribute Virtus common stock to our stockholders. These agreements govern the relationship between us and Virtus following the spin-off and also provide for the allocation of employee benefits, taxes and other liabilities and obligations attributable to periods prior to the spin-off. Along with the separation agreement, the other ancillary agreements include a transition services agreement, tax separation agreement and employee matters agreement.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth, for each of the periods indicated, our ratio of consolidated earnings to combined fixed charges and preferred dividends:

	For the Year Ended December 31,					For the Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2007	2008
Ratio of earnings to combined fixed charges and preferred dividends (1)(2)(3)	—	1.8	1.8	1.6	1.8	1.9	—
Ratio of earnings to combined fixed charges and preferred dividends exclusive of interest credited on policyholder contract balances (3)(4)	—	4.7	4.5	3.6	4.5	5.2	—

(1)

Includes interest credited on policyholder contract balances. Interest expense on collateralized obligations is not included, as these are non-recourse liabilities to The Phoenix Companies, Inc. and the interest expense is solely funded by assets pledged as collateral consolidated on our balance sheet.

(2)

Due to our losses for 2003 and the nine months ended September 30, 2008, the ratio coverage for those periods was less than 1:1. We would need additional earnings of $8.9 million and $454.0 million for the year ended December 31, 2003 and the nine months ended September 30, 2008, respectively, to achieve a coverage ratio of 1:1.

(3)	We had no dividends on preferred stock for the years 2003 through 2007 and for the nine months ended September 30, 2008.
(4)

Due to our losses for 2003 and the nine months ended September 30, 2008, the ratio coverage exclusive of interest credited on policyholder contract balances for those periods were less than 1:1. We would need additional earnings of $8.9 million and $454.0 million for the year ended December 31, 2003 and the nine months ended September 30, 2008, respectively, to achieve a coverage ratio of 1:1.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, to be entered into between us and U.S. Bank National Association, as successor trustee to SunTrust Bank. We will issue the subordinated debt securities in one or more series under an indenture, dated as of December 20, 2002, which we refer to as the subordinated indenture, between us and U.S. Bank National Association, as successor trustee to SunTrust Bank. We refer to the senior indenture and the subordinated indenture together as the indentures.

We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.

The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

For purposes of this section, the words “Company” or “we,” “our,” or “us” refer only to The Phoenix Companies, Inc. and not our subsidiaries.

Ranking

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations and the subordinated debt securities will be subordinated to our other obligations to the extent described below under “—Subordination under the Subordinated Indenture.” As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends and other payments from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries, including Phoenix Life, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Phoenix Companies, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities;

•	any limit upon the aggregate principal amount of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s) or the method of determining the interest rate(s);

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred;

•	dates from which interest will accrue and the method of determining those dates;

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	authorized denominations if other than denominations of $1,000;

•

currency, currencies or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated;

•	any additions, modifications or deletions in the events of default or covenants of the Company specified in the indenture relating to the debt securities;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•

any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts;

•	whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	appointment of any paying agent(s);

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company and any changes to the indenture to permit of facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the indentures.

(Section 301 of each indenture)

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts and Purchase Units.”

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate. (Section 302 of each indenture)

You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents. (Section 305 of each indenture)

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

(Section 305 of each indenture)

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as participants in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000. (Section 305 of each indenture)

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. (Section 1002 of each indenture)

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities. (Section 307 of each indenture)

Any moneys or United States government obligations deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 1003 of each indenture)

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole or in part at any time and from time to time.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date. We may redeem debt securities in part only in the amount of $1,000 or integral multiples of $1,000. (Sections 1101 and 1102 of each indenture)

Notice of Redemption

Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 1105 of each indenture)

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge with or into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

•	we will be the surviving company in any merger or consolidation; or

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities; and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the relevant indenture are met.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly-owned subsidiaries to us or to our other wholly-owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Sections 801 of each indenture)

Limitations upon Liens

Except for liens specifically permitted by the indentures, we will not, and will not permit any subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

•

the voting securities of Phoenix Life or Virtus, or any subsidiary succeeding to any substantial part of the business now conducted by either of those corporations, which we refer to collectively as the principal subsidiaries, or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries,

without making effective provision so that the debt securities issued and outstanding under the indentures will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be so secured. (Section 1008 of each indenture)

Under the indentures, “subsidiary” means any corporation, partnership or other entity of which, at the time of determination, we and/or one or more other subsidiaries own directly or indirectly more than 50% of the outstanding voting stock or equivalent interest, and “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 101 of each indenture)

Modification and Waiver

Modification

We and the trustee under each indenture may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security;

•

reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security;

•	change the place of payment or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•

reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected; or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

(Section 902 of each indenture)

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series. (Section 1009 of each indenture)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived. (Section 513 of each indenture)

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default in the payment of any interest payable on the debt securities of that series when due that continues for 30 days;

•	default in the payment of principal, or premium, if any, on the debt securities of that series when due, either at maturity, upon redemption or otherwise;

•

default in the performance, or breach, of any other covenant or warranty in the indenture that continues for 60 days after written notice has been provided in accordance with the procedures in the indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued. (Section 501 of each indenture)

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so. (Sections 602 and 1004 of each indenture)

Effect of an Event of Default

If an event of default (other than an event of default in the case of certain events of bankruptcy) exists, the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration. (Sections 502 and 513 of each indenture)

If an event of default due to certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. (Sections 512 and 603 of each indenture)

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment. (Sections 507 and 508 of each indenture)

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

and we deposit or cause to be deposited with the trustee money or United States government obligations or a combination thereof, as trust funds, in an amount sufficient (such amount to be certified) to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to such debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to such debt securities. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture. (Section 401 of each indenture)

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Limitation upon Liens” and “—Consolidation, Merger and Sale of Assets” and from certain other obligations including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and interest on, all outstanding debt securities of that series;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series;

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, as that result would not occur under current tax law;

•	no event of default under the indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

(Article XII of the senior indenture and Article XIII of the subordinated indenture)

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under “—Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock or other securities, properties or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, properties or assets you would receive would be issued or delivered.

Subordination under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture. (Section 1201 of the subordinated indenture)

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1202 of the subordinated indenture)

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities. (Section 1203 of the subordinated indenture)

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior indebtedness then exists;

•	an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with default.

(Section 1204 of the subordinated indenture)

When we use the term “indebtedness” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

When we use the term “senior indebtedness”, we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior indebtedness will not include:

•	any indebtedness of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978 was without recourse to the Company;

•	any indebtedness of the Company to any of it subsidiaries;

•	any indebtedness to any employee of the Company or any of its subsidiaries;

•	any liability for taxes; or

•

any indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112 of each indenture)

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 601 of each indenture)

Each of the trustees may act as depositary for funds of, makes loans to, and/or performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK OF

THE PHOENIX COMPANIES, INC.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.01 per share, and 250,000,000 shares of preferred stock, par value $.01 per share.

As of September 30, 2008, we had 114,413,602 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Junior Participating Preferred Stock. See “—Stockholder Rights Plan.”

No holders of any class of our capital stock are entitled to preemptive rights except as may be agreed from time to time by us and any such holders.

In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights so that any shares of preferred stock have preference over our shares of common stock. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more series with the numbers of shares of each series and the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof, of each series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our issuance of additional shares of stock, and other rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our amended and restated certificate of incorporation and our bylaws, and the Delaware General Corporation Law, and not this summary, which define your rights as a stockholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our amended and restated certificate of incorporation and our bylaws are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Holders of our common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of our common stock are entitled to one vote per share on all matters on which the holders of our common stock are entitled to vote and do not have cumulative voting rights. Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our liabilities and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of our common stock are subject to the rights and preferences of the holders of any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the New York Stock Exchange under the symbol “PNX.”

The transfer agent and registrar for our common stock is The Bank of New York, N.A.

Preferred Stock

We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.

Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, powers, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors and will describe such rights, preferences, privileges and restrictions in the prospectus supplement relating to the offering of such preferred stock. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you receive as a holder of preferred stock would be converted or exchanged.

On June 19, 2001, our board of directors authorized shares of Series A Junior Participating Preferred Stock for issuance in connection with our stockholder rights plan. See “—Stockholder Rights Plan.”

Change of Control Related Provisions in Our Amended and Restated Certificate of Incorporation, Our Bylaws, and Delaware and New York Law

A number of provisions of our amended and restated certificate of incorporation and our bylaws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our amended and restated certificate of incorporation, our bylaws and regulatory provisions that might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may be offered a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of our amended and restated certificate of incorporation and our bylaws, and selected provisions of the Delaware General Corporation Law and the New York Insurance Law, is necessarily general and reference should be made in each case to our amended and restated certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws. See “Where You Can Find More Information” for information on where to obtain a copy of our amended and restated certificate of incorporation and our bylaws.

Unissued Shares of Capital Stock

Common Stock. As of September 30, 2008, we had 114,413,602 outstanding shares of common stock and we held 11,313,564 shares of common stock in our treasury. Such treasury shares and the remaining shares of authorized and unissued common stock are available for future sale or issuance without additional stockholder approval. While additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Classified Board of Directors and Removal of Directors

Our amended and restated certificate of incorporation and our bylaws provide that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our amended and restated certificate of incorporation and our bylaws also provide that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares entitled vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

Restriction on Maximum Number of Directors and Filling of Vacancies on Our Board of Directors

Our bylaws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. Any director filling a vacancy will be of the same class as that of the director whose death, resignation, removal or other event caused the vacancy, and any director filling a newly created directorship will be of the class specified by the board of directors when the newly created directorships were created. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

Our bylaws provide for advance notice requirements for stockholder proposals and nominations for director. The only business that may be conducted at an annual meeting of shareholders is business that has been brought before the meeting by, or at the direction of, the board of directors, or by a shareholder who has given the secretary of the Company timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors. In addition, under the provisions of both our amended and restated certificate of incorporation and our bylaws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the board of directors or, under some circumstances, the president or an executive or senior vice president may call a special meeting. These provisions make it procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholders’ vote with respect to other matters that are not supported by management.

Limitations on Director Liability

Our amended and restated certificate of incorporation contains a provision that is designed to limit our directors’ liability. Specifically, directors will not be liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our amended and restated certificate of incorporation does not eliminate our directors’ duty of care. The inclusion of this provision in our amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Our bylaws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending, threatened or completed legal proceedings because of the director’s or officer’s position with the Company or another entity, including Phoenix Life, that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be in a lawful manner in the best interest of the Company.

Supermajority Voting Requirement for Amendment of Certain Provisions of our Amended and Restated Certificate of Incorporation and our Bylaws

The provisions of our amended and restated certificate of incorporation governing, among other things, the classified board, the directors’ discretion in determining what he or she believes to be in the best interest of the Company, the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three/fourths of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the amended and restated certificate of incorporation. Our bylaws may be amended, altered or repealed by the board of directors or by the vote of holders of three/fourths of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an anti-takeover effect.

Business Combination Statute

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our amended and restated certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an “interested stockholder” to engage in certain business combinations with us, including mergers, consolidations or acquisitions of additional shares of the Company, for a period of three years following the time that the stockholder becomes an interested stockholder. An “interested stockholder” is defined to mean any person owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which: (a) the business combination or transaction which results in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the stockholder becomes an interested stockholder; or (b) the interested stockholder, upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Limitations on Acquisitions of Securities

The insurance laws and regulations of the State of New York, the jurisdiction in which our principal insurance subsidiary, Phoenix Life, is organized, may delay or impede a business combination involving us. The New York Insurance Law prohibits any person from acquiring control of us, and thus indirect control of Phoenix Life, without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of our outstanding voting stock, unless the New York Superintendent of Insurance, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of our common stock may be deemed to have acquired such control, if the New York Superintendent of Insurance determines that such persons, directly or indirectly, exercise a controlling influence over our management and policies. Therefore, any person seeking to acquire a controlling interest in us would face regulatory obstacles that may delay, deter or prevent an acquisition that stockholders might consider in their best interests.

The insurance holding company and other insurance laws of many states other than New York also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of insurance holding companies, including us. The Connecticut and Pennsylvania insurance holding company laws, which we expect to be applicable to us, prohibit a person, without prior insurance regulatory approval, from acquiring direct or indirect control of an insurer incorporated in these respective jurisdictions, including those that are direct or indirect subsidiaries of a parent holding company.

Stockholder Rights Plan

Our board of directors adopted a stockholder rights plan under which each outstanding share of our common stock issued between June 19, 2001 and the distribution date (as described below) is coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of our common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are set forth in a rights agreement, or the Rights Agreement, between us and EquiServe Trust Company, N.A., as rights agent. Although the material provisions of the Rights Agreement have been accurately summarized, the statements below concerning the Rights Agreement are not necessarily complete, and in each instance reference is made to the form of Rights Agreement itself, a copy of which has been filed as an exhibit to the registration statement that includes this prospectus. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information on how to obtain a copy of the Rights Agreement.

Stockholder rights are not exercisable until the distribution date and will expire at the close of business on June 19, 2011, unless earlier redeemed or exchanged by us. Unless an acquisition or offer has been previously approved by our board of directors, a distribution date would occur upon the earlier of:

•

the tenth day after the first public announcement or communication to us that a person or group of affiliated or associated persons (referred to as an acquiring person) has acquired beneficial ownership of 15% or more of our outstanding common stock (the date of such announcement or communication is referred to as the stock acquisition time); or

•

the tenth business day after the commencement of, or the announcement of the intention to commence, a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, a reduction in purchase price, property or other securities of the Company) having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

If, at any time after a public announcement has been made or we have received notice that a person has become an acquiring person:

•	we are acquired in a merger or other business combination; or

•	50% or more of our assets, cash flow or earning power is sold or transferred,

each holder of a stockholder right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

The purchase price payable, the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of stockholder rights, and the number of stock rights outstanding are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

At any time until the earlier of:

•	the stock acquisition time; and

•	the final expiration date of the Rights Agreement,

we may redeem all the stockholder rights at a price of $.01 per right. At any time after a person has become an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding shares of our common stock, we may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges) per right.

The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire us or other coercive takeover tactics that, in the opinion of our board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such a takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a series of debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of an interest in deposited debt securities or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of an interest in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the debt securities or the preferred stock or to give instructions or directions with respect to the debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the debt securities or preferred stock or giving instructions or directions with respect to the debt securities, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals the debt securities or shares of preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such debt securities may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•	the designation and terms of the preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or the dealers acting with or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

LEGAL OPINIONS

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to The Phoenix Companies, Inc.’s Current Report on Form 8-K dated January 6, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008;

•	Our Current Reports on Form 8-K filed on April 7, 2008, April 16, 2008, November 5, 2008, December 23, 2008, January 2, 2009 and the three Current Reports on Form 8-K filed on January 6, 2009; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Phoenix Companies, Inc., One American Row, Hartford, Connecticut 06102-5056, Attention: Secretary (telephone: 860-403-5000).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth those expenses to be incurred by The Phoenix Companies, Inc. in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee	$11,934.92
Fees and expenses of trustee	10,000.00
Printing and engraving expenses	250,000.00
Accountant’s fees and expenses	50,000.00
Legal fees and expenses	70,000.00
Miscellaneous expenses	10,000.00

Total	$401,934.92

Item 15.	Indemnification of Directors and Officers.

Our directors and officers may be indemnified against liabilities, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws. Such indemnification covers all costs and expenses incurred by a director or officer in his or her capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and our amended and restated certificate of incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

If the person involved is not a director or officer of The Phoenix Companies, Inc., the board of directors may cause us to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was our employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

The underwriters or agents on whose behalf the agreements listed as Exhibits 1.1 through 1.5 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of The Phoenix Companies, Inc. and persons controlling The Phoenix Companies, Inc., within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

Item 16.	Exhibits.

(a)	Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b)	Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.	Undertakings.

(a)	Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	Rule 430A Offering.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings.

The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Phoenix Companies, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 6th day of January, 2009.

THE PHOENIX COMPANIES, INC.

By:	/s/ DONA D. YOUNG
Name:	Dona D. Young
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONA D. YOUNG Dona D. Young	Chairman, President and Chief Executive Officer	January 6, 2009

/s/ PETER A. HOFMANN Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	January 6, 2009

/S/ DAVID R. PELLERIN David R. Pellerin	Senior Vice President and Chief Accounting Officer	January 6, 2009

* Sal H. Alfiero	Director	January 6, 2009

* Martin N. Baily	Director	January 6, 2009

* Jean S. Blackwell	Director	January 6, 2009

* Peter C. Browning	Director	January 6, 2009

* Sanford Cloud, Jr.	Director	January 6, 2009

* Gordon J. Davis	Director	January 6, 2009

* John H. Forsgren, Jr.	Director	January 6, 2009

Signature		Title	Date

* Ann Maynard Gray		Director	January 6, 2009

* John E. Haire		Director	January 6, 2009

* Jerry J. Jasinowski		Director	January 6, 2009

* Thomas S. Johnson		Director	January 6, 2009

* Augustus K. Oliver		Director	January 6, 2009

* Arthur F. Weinbach		Director	January 6, 2009

*By:	/s/ TRACY L. RICH Tracy L. Rich, Attorney-in-Fact		January 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (Common Stock and Preferred Stock of The Phoenix Companies, Inc.).*

1.2	Form of Underwriting Agreement (Debt Securities of The Phoenix Companies, Inc.).*

1.3	Form of Underwriting Agreement (Purchase Contracts of The Phoenix Companies, Inc.).*

1.4	Form of Underwriting Agreement (Purchase Units of The Phoenix Companies, Inc.).*

1.5	Form of Underwriting Agreement (Warrants of The Phoenix Companies, Inc.).*

2.1	Plan of Reorganization (incorporated by reference to Exhibit 2.1 to the Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-55268), filed February 9, 2001, as amended).

4.1	Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc. (incorporated by reference to Exhibit 3.1 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896), filed November 21, 2001, as amended).

4.2	By-Laws of The Phoenix Companies, Inc., as amended June 5, 2003 (incorporated by reference to Exhibit 3.2 to the Phoenix Companies, Inc. Annual Report on Form 10-K filed March 11, 2005).

4.3	Form of Indenture relating to Senior Debt Securities, between The Phoenix Companies, Inc. and U.S. Bank National Association, as successor trustee to SunTrust Bank (incorporated by reference to Exhibit 4.3 to the Phoenix Companies, Inc. Amendment No. 1 to the Registration Statement filed on Form S-3 (Registration No. 333-101629), filed December 13, 2002).

4.4	Indenture relating to Subordinated Debt Securities, between The Phoenix Companies, Inc. and U.S. Bank National Association, as successor trustee to SunTrust Bank, dated as of December 20, 2002 (incorporated by reference to Exhibit 4.1 to the Phoenix Companies, Inc. Current Report on Form 8-K, filed December 24, 2002).

4.5	Form of Global Security (Senior Debt) (included in Exhibit 4.3 hereto).

4.6	Form of Global Security (Subordinated Debt) (included in Exhibit 4.4 hereto).

4.7	Form of Deposit Agreement.*

4.8	Form of Depositary Receipt.*

4.9	Stockholder Rights Agreement, dated as of June 19, 2001, between The Phoenix Companies, Inc. and Equiserve Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 10.24 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896), filed November 21, 2001, as amended).

4.10	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of The Phoenix Companies, Inc. (attached as Exhibit A to the Stockholder Rights Agreement filed as Exhibit 4.9 hereto).

4.11	Form of Right Certificate (attached as Exhibit B to the Stockholder Rights Agreement filed as Exhibit 4.9 hereto).

4.12	Form of Warrant Agreement, including form of Warrant.*

4.13	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4.4 to the Phoenix Companies Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) on Form 8-A, filed December 17, 2002).

4.14	Form of Pledge Agreement (incorporated by reference to Exhibit 4.5 to the Phoenix Companies Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) on Form 8-A, filed December 17, 2002).

Exhibit No.	Description
4.15	Form of Share Certificate for Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-55268), filed February 9, 2001, as amended).

5.1	Opinion of Debevoise & Plimpton.

12.1	Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (incorporated by reference to Exhibit 12 to The Phoenix Companies Inc. Item 2.02 Current Report on Form 8-K, filed January 6, 2009).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Debevoise & Plimpton (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney.

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the Senior Indenture.

25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as Trustee for the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.